SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2004

Sirna Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27914	34-1697351
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2950 Wilderness Place

Boulder, Colorado 80301

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 449-6500

N/A

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

Sirna Therapeutics, Inc. (the “Company”) announced on Monday, June 7, 2004 in a presentation at the BIO 2004 Annual International Convention that it has demonstrated reproducible and robust preclinical systemic efficacy using its proprietary chemically modified and formulated short interfering RNAs (siRNAs).

The Company announced on Tuesday, June 8, 2004 in a corporate presentation at the BIO 2004 Annual International Convention that the Company is evaluating the potential application of RNA interference-based therapies in diseases of the central nervous system (CNS), specifically, Huntington’s Disease.

A copy of the press releases issued by the Company on Monday, June 7, 2004 and Tuesday, June 8, 2004 regarding these presentations are filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

This Current Report on Form 8-K and the attached press releases contain forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially. These risk factors include early stage of development and short operating history, ability to achieve and maintain profitability, ability to obtain and protect patents, risk of third-party patent infringement claims, ability to engage collaborators, ability to obtain regulatory approval for products, concentration of stock ownership, and availability of materials for product manufacturing . These and additional risk factors are identified in the Company’s Securities and Exchange Commission filings, including the Forms 10-K and 10-Q and in other SEC filings. Sirna undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1	Press Release issued by the Company on June 7, 2004.

99.2	Press Release issued by the Company on June 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2004

SIRNA THERAPEUTICS, INC. (Registrant)

By:	/s/ Howard W. Robin
Name:	Howard W. Robin
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Company on June 7, 2004.

99.2	Press Release issued by the Company on June 8, 2004.